Exhibit 99.4

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF FINTECH ACQUISITION CORP. II
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

The undersigned hereby appoints Daniel G. Cohen and James J. McEntee, III (together, the “Proxies”), and each of them independently, with full power of substitution as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the special meeting of stockholders of FinTech Acquisition Corp. II (the “Company”) to be held on [                   ], 2018 at [           ] [A.M./P.M.], Eastern time at [                   ], and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8, 9 AND 10.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. (To be marked, dated and signed)

Please mark vote as indicated in this example	☒	FINTECH ACQUISITION CORP. II — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8, 9 AND 10.

(1)	The Merger Proposal—To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of December 19, 2017, as it may be amended (the “Merger Agreement”), by and among the Company, FinTech II Merger Sub Inc., FinTech II Merger Sub 2 LLC, Intermex Holdings II, Inc. and SPC Intermex Representative LLC and the merger contemplated thereby (the “Merger”).	FOR ☐	AGAINST ☐	ABSTAIN ☐
	Intention to Exercise Redemption Rights If you intend to exercise your redemption rights, please check this box. Checking this box, however, is not sufficient to exercise your redemption rights. You must comply with the procedures set forth in the proxy statement/prospectus under the heading “Special Meeting of FinTech Stockholders—Redemption Rights and Procedures.”		REDEMPTION RIGHTS ☐
.	Stockholder Certification I hereby certify that I am not acting in concert, or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other stockholder with respect to the shares of common stock of the Company owned by me in connection with the proposed Merger.		SHAREHOLDER CERTIFICATION ☐
(2)	Proposal 2—To consider and vote upon a proposed amendment to the Company’s existing charter to increase the Company’s authorized common stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐
(3)	Proposal 3—To consider and vote upon a proposed amendment to the Company’s existing charter to add an additional class of directors to the Company’s board of directors so that there will be three classes of directors with staggered terms of office, and to make certain related changes.	FOR ☐	AGAINST ☐	ABSTAIN ☐
(4)	Proposal 4—To consider and vote upon a proposed amendment to the Company’s existing charter to elect not to be governed by Section 203 of the DGCL.	FOR ☐	AGAINST ☐	ABSTAIN ☐
(5)	Proposal 5—To consider and vote upon a proposed amendment to the Company’s existing charter to adopt Delaware as the exclusive forum for certain legal actions.	FOR ☐	AGAINST ☐	ABSTAIN ☐
(6)	Proposal 6—To consider and vote upon a proposed amendment to the Company’s existing charter to provide for additional changes to the Company’s existing charter, principally including changing the Company’s corporate name from “FinTech Acquisition Corp. II” to “International Money Express, Inc.” and removing provisions applicable only to special purpose acquisition companies.	FOR ☐	AGAINST ☐	ABSTAIN ☐
(7)	The Nasdaq Proposal—To consider and vote upon a proposal to approve, for purposes of complying with applicable NASDAQ Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding common stock and the resulting change of control in connection with the Merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐
(8)	The Incentive Plan Proposal—To consider and vote upon a proposal to adopt the International Money Express, Inc. 2018 Omnibus Equity Compensation Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
(9)	The Director Election Proposal—To consider and vote upon a proposal to elect three directors to the Company’s Board of Directors:
	Walter T. Beach	FOR ☐	AGAINST ☐	ABSTAIN ☐
	Jeremy Kuiper	FOR ☐	AGAINST ☐	ABSTAIN ☐
	Shami Patel	FOR ☐	AGAINST ☐	ABSTAIN ☐
(10)	The Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more of the other proposals submitted for stockholder approval at the special meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated:	, 2018

(Signature)

(Signature if held Jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. A vote to abstain will have the same effect as a vote AGAINST Proposals 1, 2, 3, 4, 5 and 6. The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR each of Proposals 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10. If any other matters properly come before the meeting, the Proxies will vote on such matters in their discretion